Exhibit 99.2

Kopin and THEON International Advance Alliance Following Regulatory Approval of $15M Agreement & Additional $8M Joint Development

$23M commitment includes previously announced $15M investment and additional $8M for co-development of Military-grade display

WESTBOROUGH, Mass. – October 16, 2025 - Kopin Corporation (NASDAQ: KOPN) a leading provider of application-specific optical systems and high-performance microdisplays for defense, training, enterprise, industrial, consumer and medical products, today announced the closing of its previously disclosed $15.0 million strategic investment agreement with THEON International Plc (Euronext Amsterdam: THEON). The transaction, which received regulatory approval, closed on Thursday, October 16th, 2025. Read more: https://tinyurl.com/aaarzm2z

In addition to the $15 million investment from THEON International the companies contemplate entering a separately funded $8 million non-recurring engineering (NRE) agreement to co-develop a military-grade display. This advanced display technology would be intended for integration into a variety of defense platforms, including high-performance augmented reality solutions for defense applications. The NRE initiative is a significant step forward in the companies shared commitment to innovation and has the potential to accelerate development across multiple defense programs and global markets.

“The partnership between THEON and Kopin represents a true transatlantic alliance, driving innovation in the dismounted soldier system domain for today’s missions and tomorrow’s needs.” said Christian Hadjiminas, Founder and CEO of THEON. “Our contemplated $8.0 million non-recurring engineering (NRE) agreement for military-grade display development would further reinforce our commitment and confidence in working with the Kopin team.”

“THEON’s investment underscores the strength of our partnership and the strategic value we see in bringing our teams together to accelerate business wins in new markets and leverage our shared vision and commitment to innovation,” said Michael Murray, Chairman and CEO of Kopin. “This collaboration is more than financial—it’s a fusion of complementary capabilities that positions us to deliver cutting-edge solutions to defense and enterprise customers worldwide. By aligning our engineering talent, manufacturing infrastructure, and global reach, we’re creating a powerful platform for growth and co-development. As defense modernization efforts intensify across the globe, this partnership enables us to respond with agility, scale, and technological leadership.”

Advisors

Stifel acted as exclusive financial advisor and sole placement agent to Kopin.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “believes,” “can,” “will,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements may include statements with respect our believe that the NRE initiative has the potential to accelerate development across multiple defense programs and global markets; and our belief that by aligning our engineering talent, manufacturing infrastructure, and global reach, we’re creating a powerful platform for growth and co-development. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements, including without limitation our ability to produce thermal weapons displays in adequate quantities to meet projected demand, the outcome of any litigation and other factors beyond our control. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 28, 2024, or as updated from time to time our Securities and Exchange Commission filings.

About Theon International Plc

THEON GROUP of companies develops and manufactures cutting-edge night vision and thermal Imaging systems for Defense and Security applications with a global footprint. THEON GROUP started its operations in 1997 from Greece and today occupies a leading role in the sector thanks to its international presence through subsidiaries and production facilities in Greece, Cyprus, Germany, the Baltics, the United States, the Gulf States, Switzerland, Denmark, Belgium, Singapore and South Korea. THEON GROUP has more than 200,000 systems in service with Armed and Special Forces in 71 countries around the world, 26 of which are NATO countries. THEON INTERNATIONAL PLC has been listed on Euronext Amsterdam (AMS: THEON).

About Kopin

Kopin Corporation is a leading developer and provider of innovative display, and application-specific optical solutions sold as critical components and subassemblies for defense, enterprise, professional and consumer products. Kopin’s portfolio includes microdisplays, display modules, eyepiece assemblies, image projection modules, and vehicle mounted and head-mounted display systems that incorporate ultra-small high-resolution Active Matrix Liquid Crystal displays (AMLCD), Ferroelectric Liquid Crystal on Silicon (FLCoS) displays, MicroLED displays (µLED) and Organic Light Emitting Diode (OLED) displays, a variety of optics, and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com. Kopin is a trademark of Kopin Corporation.

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Contact Information

For Sales Information

Kopin Corporation

Bill Maffucci, Vice President of Business Development

bmaffucci@kopin.com

508-870-5959

For Investor Relations

Kopin Corporation

Erich Manz, Treasurer and Chief Financial Officer

emanz@kopin.com

508-870-5959

MZ Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

KOPN@mzgroup.us

561-489-5315

Lightspeed PR Contact

Grace Halvorsen

Lightspeed PR/M

Kopin@lightspeedpr.com

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